UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
February 5, 2015

Coupons.com Incorporated

(Exact name of Registrant as specified in its charter)

Delaware	001-36331	77-0485123
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Logue Avenue
Mountain View, California 94043

(Address of principal executive offices)

(650) 605-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 9, 2015, Coupons.com Incorporated (the “Company”) issued a press release regarding financial results for the fourth quarter and fiscal year ended December 31, 2014. The Company also posted on its website (www.couponsinc.com) slides with accompanying prepared remarks regarding such financial results. Copies of the press release and slides are attached as Exhibits 99.1 and 99.2, respectively, and the information in Exhibits 99.1 and 99.2 is incorporated herein by reference.

The information in Item 2.02 and Item 9.01 in this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (d)

  On February 5, 2015, the board of directors (the “Board”) of the Company, upon recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Steve Horowitz to the Board, effective in June 2015. Mr. Horowitz will join the Board as a Class III director.

In connection with his service as a director, Mr. Horowitz will receive the Company’s standard non-employee director cash and equity compensation. Mr. Horowitz will receive an initial grant of a stock option with a grant date value of $250,000 (the “Initial Grant”). The shares underlying the Initial Grant will vest and become exercisable as to 25% of the shares on each annual anniversary of the date of grant, subject to continued services as a director through the applicable vesting date.

Mr. Horowitz will also receive a pro-rata portion of the $30,000 annual retainer for his service from the effective date of his appointment through the remaining portion of the year ending at the Company’s 2015 annual meeting of stockholders. Starting on the date of our 2016 annual meeting of stockholders, Mr. Horowitz will also be granted a stock option with a grant date value of $150,000 (the “Annual Grant”). The shares underlying the Annual Grant will vest and become exercisable upon the earlier of (i) the day prior to the next year’s annual meeting of stockholders or (ii) one year from the grant date, subject to continued services as a director through the applicable vesting date.

In connection with his appointment, Mr. Horowitz and the Company will enter into the Company's standard form of director indemnity agreement (the “Indemnity Agreement”). In addition to the indemnification required in the Company’s amended and restated certificate of incorporation and amended and restated bylaws, the Indemnity Agreement generally provides for the indemnification of Mr. Horowitz for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against him by reason of the fact that he is or was serving in such capacity, to the extent indemnifiable under the law. The foregoing description is qualified in its entirety by the full text of the form of Indemnity Agreement, which was filed as Exhibit 10.1 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 14, 2014 and which exhibit is incorporated by reference herein.

Since January 2015, Mr. Horowitz has served as Vice President of Engineering at Snapchat, Inc. Before joining Snapchat, Mr. Horowitz served as Senior Vice President of Engineering at Motorola Mobility, LLC, a mobile device company, from December 2012 through January 2015.  From January 2009 through December 2012, Mr. Horowitz served as Chief Technology Officer for the Company. Prior to that he worked at Google, Microsoft and Apple. Mr. Horowitz holds a Bachelor of Arts degree from the University of Michigan, Ann Arbor.

Item 8.01	Other Events.

Coupons.com Incorporated Stock Repurchase Program

On February 5, 2015, the Board of the Company authorized the repurchase of up to $50 million of the Company’s common stock through February 2016, unless earlier terminated by the Board. Stock repurchases may be made from time-to-time in open market transactions or privately negotiated transactions. The timing of any repurchases and the actual number of shares repurchased will depend on a variety of factors. The Company may suspend, modify or terminate this repurchase program at any time without prior notice. The Company issued a press release to announce the adoption of the stock repurchase program, attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release, dated February 9, 2015, regarding financial results of Coupons.com Incorporated for the fourth quarter and fiscal year ended December 31, 2014 and stock repurchase program.

99.2	Slides, dated February 9, 2015, regarding financial results of the fourth quarter and fiscal year ended December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coupons.com Incorporated

By:	/s/ Richard Hornstein
Richard Hornstein
General Counsel

Date: February 9, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated February 9, 2015, regarding financial results of Coupons.com Incorporated for the fourth quarter and fiscal year ended December 31, 2014 and stock repurchase program.

99.2	Slides, dated February 9, 2015, regarding financial results of the fourth quarter and fiscal year ended December 31, 2014.

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